Exhibit 99.1

MIM Reports 4Q EPS of $0.07, Including $0.01
Acquisition-Related Expense

Operating Results Meet Consensus; Strong Specialty and Mail Drive Growth
Specialty Acquisition Announced

     ELMSFORD, NY - February 3, 2004 - MIM Corporation (NASDAQ:MIMS) (CBOE:OQX) (AMEX:OQX), a pharmaceutical healthcare organization, today reported fourth quarter and fiscal 2003 results.

Financial Highlights(1)

  Fourth quarter earnings per share were $0.08, excluding $0.6 million in expenses related to acquisition efforts
  Fourth quarter Specialty revenues increased 8% sequentially over the third quarter
  Specialty and Mail prescriptions dispensed in 2003 increased 27% over 2002
  2003 total revenues increased 20%, excluding TennCare PBM business and Synagis
  Specialty acquisition complements disease state profile and adds to regional strength
  2004 earnings per share guidance is $0.42

     Richard H. Friedman, Chairman and Chief Executive Officer commented: “We are pleased with the continued strong performance of the Specialty business, where our focus on serving the needs of payors, patients, physicians and manufacturers is driving earnings growth. We have met consensus estimates from operations. Quarter to quarter sequential growth continues to be strong.”

     MIM recently announced the acquisition of Natural Living, Inc., a specialty pharmaceutical provider, based in the New York metropolitan area. MIM acquired Natural Living for approximately $15 million.

     “Our results demonstrate the success of our business model and ability to leverage existing assets, while taking advantage of accretive acquisition opportunities such as Natural Living,” added Mr. Friedman.

     As previously announced, the State of Tennessee ended its TennCare PBM contract with the Company and other providers, effective July 1, 2003. Furthermore, the Company ceased distributing Synagis in the third quarter of 2003, due to a reduction in distribution channels by the manufacturer.

      Revenues for the fourth quarter of 2003 were $135.7 million compared to $150.7 million in the fourth quarter of 2002. Fourth quarter revenues increased 26% over 2002, excluding the revenue from TennCare PBM services and Synagis.(1)

     Fourth quarter Specialty revenues were $48.3 million compared to $50.4 million for the same period last year. This decrease reflects the loss of $8.4 million in Synagis sales. Excluding the results from Synagis, the Specialty segment grew 15% over the prior year’s period. Sequentially, fourth quarter Specialty revenues grew 8% over the third quarter.

     Fourth quarter PBM Services segment revenues, which includes Mail, were $87.5 million compared to $100.3 million for the same period last year. Excluding TennCare PBM services, PBM revenues grew 34% in the current quarter compared to $65.5 million in the fourth quarter of 2002. (1)

     During the quarter, MIM’s Bioscrip specialty pharmacy division was selected as a national distributor of a newly approved treatment for psoriasis. “We are enthusiastic about the opportunity to begin offering this product to our client base of more than 350 managed care organizations and associated physicians,” commented Mr. Friedman.

      Operating income for the fourth quarter was $2.7 million compared to $5.6 million for the fourth quarter of 2002. Operating income grew to $2.7 million versus $2.5 million for the prior year’s quarter, excluding the results from TennCare and Synagis.(1)

     Net income for the fourth quarter 2003 was $1.5 million or $0.07 per diluted share based on a 40% effective tax rate. Net income for the fourth quarter 2002 was $4.4 million or $0.19 per diluted share, which was reported using a 20% effective tax rate. Net income for fourth quarter 2003 included $0.6 million in expenses related to an acquisition effort, partially offset by $0.1 million of a reversal of excess business restructuring reserves. Excluding these amounts, fourth quarter net income would have been $1.8 million or $0.08 per diluted share. Applying the 2003 40% effective tax rate and excluding the results from TennCare and Synagis, fourth quarter 2002 earnings per share would have been $0.06 per diluted share.(1)

     Cost of revenue for the fourth quarter of 2003 was $120.5 million, compared with $131.5 million for the same period last year. Excluding the results from TennCare and Synagis, cost of revenue for fourth quarter 2002 was $91.4 million.(1)

     Gross profit for the quarter was $15.3 million or 11.2% compared to $19.2 million or 12.7% in the prior year’s period. Excluding the results from TennCare and Synagis, gross profit for fourth quarter 2002 was $16.0 million.(1)

     Selling, general and administrative expenses decreased to $12.1 million for the fourth quarter of 2003 from $13.1 million for the same period a year ago and included $0.6 million in expenses related to an acquisition effort, partially offset by $0.1 million of a reversal of excess business restructuring reserves.(1) These results include continued investment in sales and marketing.

     Chief Financial Officer James S. Lusk said, “We have experienced momentum in both the Specialty and Mail services lines. Our balance sheet is very strong and we are well-positioned to grow organically and through acquisition.”

     Revenues for 2003 increased 2% to $588.8 million from $576.6 million in 2002. Revenues for 2003 increased 20% over the prior year, excluding the results from TennCare and Synagis. (1)

     Specialty revenues for 2003 increased 14% to $193.2 million from $169.5 million for 2002.

     Revenues from PBM Services, which includes Mail, were $395.5 million in 2003, compared to $407.1 million in 2002. Excluding the results from TennCare, revenues from PBM Services grew 23% in 2003.(1)

     Operating income for 2003 was $17.0 million compared to $24.1 million for the same period in 2002. Excluding the results of TennCare and Synagis in 2002 and 2003, operating income for 2003 was $10.5 million compared to $10.6 million for the same period in 2002.(1)

     Net income for 2003 was $9.7 million or $0.43 per diluted share based on a 40% effective tax rate. Net income for 2002 was $18.7 million or $0.79 per diluted share based on a 20% effective tax rate. Assuming the 2003 40% effective tax rate and excluding the results from TennCare and Synagis in 2002 and 2003, earnings per share would have been $0.26 for 2003, compared to $0.25 for 2002.(1)

     Cost of revenue for 2003 was $520.2 million, compared with $506 million for 2002. Excluding the results from TennCare and Synagis, cost of revenue for 2003 was $445.2 million compared to $363.9 million for 2002.(1)

     Gross profit for 2003 was $68.5 million or 11.6% compared to $70.6 million or 12.2% in the prior year. Excluding the results from TennCare and Synagis, gross profit for 2003 was $62.0 million compared to $57.9 million for 2002.(1)

     Selling, general and administrative expenses for 2003 increased to $49.7 million from $45.9 million for 2002. Selling, general and administrative expenses included $1.5 million in business restructuring expenses. These results reflect continued investment in sales and marketing.(1)

     Inventory turns remained strong for the quarter at 38. Days sales outstanding decreased to 44 days at December 31, 2003 from 51 days at September 30, 2003 and 46 days at December 31, 2002.

     The Company generated $14.3 million in operating cash flow for 2003. This includes positive cash from operations of $7.1 million for the fourth quarter and negative cash from operations of $2.9 million in the third quarter, due to a $12.6 million reduction in claims payable primarily related to the loss of the TennCare PBM business. Final rebate payments related to the TennCare PBM business will be made in the first and second quarters of 2004.

     “We enter 2004 with momentum, a strong base for continued growth and a new acquisition,” stated Mr. Friedman. “Our managed care contracts and physician relationships are significantly expanded. Our product offerings are diverse and we are recognized as a major player in the Specialty arena, with particular regional strongholds.

     “We are comfortable that we can deliver strong earnings growth in 2004 and that the acquisition will be positive and accretive to full year earnings. On a comparative basis, 2004 earnings per share are expected to increase 62% to $0.42, which is based primarily on current business trends. Revenues for 2004 are anticipated to be approximately $650 million.”

     MIM Corporation will host a conference call to discuss results today at 9:00 AM ET. Interested parties may participate in the conference call by dialing 888-428-4472 (US), or 651-291-5254 (International), 5-10 minutes prior to the initiation of the call. A replay of the conference call will be available from 12:30 PM ET on February 3 through 11:59 PM ET on February 10, by dialing 800-475-6701 (US), or 320-365-3844 (International), and entering access code 716733. A webcast of the conference call will also be available under the investor information section of the MIM Corporation website, www.mimcorporation.com.

MIM Corporation (www.mimcorporation.com) is a pharmaceutical healthcare organization delivering innovative pharmacy benefit and healthcare solutions that provide results beyond expectations. We excel by harnessing our clinical expertise, sophisticated data management, and therapeutic fulfillment capability, and combine it with our dedicated, responsive team of professionals that understands our partners’ needs. The result is cost-effective solutions enhancing the quality of patient life.

This press release may contain statements which constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the intent, belief or current expectations of the Company, its directors, or its officers with respect to the future operating performance of the Company. Investors are cautioned that any such forward looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those in the forward looking statements as a result of various factors. Important factors that could cause such differences are described in the Company’s periodic filings with the Securities and Exchange Commission.

Contacts:

James S. Lusk	Rachel Levine
Executive Vice President/Chief Financial Officer	Investor Relations
MIM Corporation	The Anne McBride Co.
914-460-1648	212-983-1702 x.207
Email: jlusk@mimcorporation.com	Email: rlevine@annemcbride.com

(1) See Table of Reconciliation for the differences between the non-GAAP financial measures and the most directly comparable GAAP measures. As required by Regulation G, the Company has provided a quantitative comparison between the GAAP and disclosed non-GAAP financial measures. The non-GAAP measures presented provide important insight into the ongoing operations and a meaningful comparison of revenue, gross profit, selling, general and administrative expenses, operating income, net income and earnings per share.

FINANCIAL TABLES AND SUPPLEMENTAL DATA FOLLOW

LIABILITIES AND STOCKHOLDERS' EQUITY				
Current liabilities				
Current portion of capital lease obligations	$	399	$	634
Line of credit		-		4,608
Accounts payable		16,857		17,302
Claims payable		27,359		34,869
Payables to plan sponsors		11,228		23,921
Accrued expenses and other current liabilities		7,161		6,252
Total current liabilities		63,004		87,586
Capital lease obligations, net of current portion and other current liabilities		35		437
Total liabilities		63,039		88,023
Stockholders' equity				
Common stock, $.0001 par value; 40,000,000 shares authorized, 22,081,827 and 22,744,694 shares issued and outstanding at December 31, 2003, and December 31, 2002, respectively		2		2
Treasury stock, 2,198,076 and 1,393,183 shares at cost at December 31, 2003 and December 31, 2002, respectively		(8,002)		(2,934)
Additional paid-in capital		129,583		120,651
Accumulated deficit		(13,811)		(23,511)
Total stockholders' equity		107,772		94,208
Total liabilities and stockholders' equity	$	170,811	$	182,231

5

MIM Corporation and Subsidiaries
Consolidated Statements of Operations
(In thousands, except per share amounts)

	For the three months ended December 31,	
	2003	2002
Revenue	$ 135,745	$ 150,684
Cost of revenue	120,494	131,526
Gross profit	15,251	19,158
Selling, general & administrative expenses	12,114	13,092
Amortization of intangibles	463	452
Income from operations	2,674	5,614
Interest income (expense), net	(124)	(137)
Income before taxes	2,550	5,477
Provision for income taxes	1,020	1,095
Net income	$ 1,530	$ 4,382
Weighted average number of shares outstanding:		
Basic	22,076	22,725
Diluted	22,513	23,292
Earnings per share (basic)	$ 0.07	$ 0.19
Earnings per share (diluted)	$ 0.07	$ 0.19

MIM Corporation and Subsidiaries
Consolidated Statements of Cash Flows
(In thousands)

	For the years ended December 31,	
	2003	2002
	(Unaudited)	
Cash flows from operating activities:		
Net Income	$ 9,700	$ 18,685
Adjustments to reconcile net income to net cash provided by operating activities:		
Depreciation and amortization	5,081	6,064
TennCare reserve adjustment	-	(851)
Non cash compensation	289	145
Provision for losses on receivables	1,713	1,193
Changes in assets and liabilities, net of acquired assets:		
Receivables, net	12,938	142
Inventory	767	(2,040)
Prepaid expenses and other current assets	(57)	(554)
Accounts payable	(445)	6,902
Claims payable	(7,510)	(11,696)
Payables to plan sponsors and others	(12,694)	2,859
Accrued expenses	4,567	2
Non-current liabilities	(7)	(50)
Net cash provided by operating activities	14,342	20,801

Supplemental Data

(In thousands, except per Rx amounts)

	Three months ended December 31,	
	2003	2002
PBM pharmacy network claims processed	2,320	3,260
Mail (adjusted) and specialty pharmacy prescriptions dispensed internally	763	645
Gross profit per Adj Rx	$4.95	$4.91
Revenue per Adj Rx	$44.03	$38.59

	Twelve months ended December 31,	
	2003	2002
PBM pharmacy network claims processed	11,349	15,153
Mail (adjusted) and specialty pharmacy prescriptions dispensed internally	2,901	2,277
Gross profit per Adj Rx	$4.81	$4.05
Revenue per Adj Rx	$41.32	$33.08

Statement of Operations Reconciliation between Non-GAAP and GAAP Measures

For the Three Months Ended December 31, 2003

	As Reported	TennCare Adjustment	Synagis Adjustment	Subtotal	Acquisition Expense (1)	Adjusted
Revenue						
Specialty	$ 48,264	$ -	$ -	$ 48,264	$ -	$ 48,264
PBM/Mail	$ 87,480	$ -	$ -	$ 87,480	$ -	$ 87,480
Total Revenue	$ 135,745	$ -	$ -	$ 135,745	$ -	$ 135,745
Cost of Revenue						
Specialty	$ 38,977	$ -	$ -	$ 38,977	$ -	$ 38,977
PBM/Mail	$ 81,517	$ -	$ -	$ 81,517	$ -	$ 81,517
Total Cost of Revenue	$ 120,494	$ -	$ -	$ 120,494	$ -	$ 120,494
Gross Profit						
Specialty	$ 9,287	$ -	$ -	$ 9,287	$ -	$ 9,287
GP%	19.2%					19.2%
PBM/Mail	$ 5,963	$ -	$ -	$ 5,963	$ -	$ 5,963
GP%	6.8%					6.8%
Total Gross Profit	$ 15,251	$ -	$ -	$ 15,251	$ -	$ 15,251
GP%	11.2%					11.2%
Selling, general & administrative expenses	$ 12,114	$ -	$ -	$ 12,114	$ (507)	$ 11,607
TennCare reserve expense	$ -	$ -	$ -	$ -	$ -	$ -
Amortization	$ 463	$ -	$ -	$ 463	$ -	$ 463
Income from operations	$ 2,674	$ -	$ -	$ 2,674	$ 507	$ 3,181
Interest income (expense)	$ (124)	$ -	$ -	$ (124)	$ -	$ (124)
Income before taxes	$ 2,550	$ -	$ -	$ 2,550	$ 507	$ 3,056
Taxes	$ 1,020	$ -	$ -	$ 1,020	$ 203	$ 1,223
%	40%			40%	40%	40%
Net income	$ 1,530	$ -	$ -	$ 1,530	$ 304	$ 1,833
Earnings per share (basic)	$ 0.07			$ 0.07		$ 0.08
Earnings per share (diluted)	$ 0.07			$ 0.07		$ 0.08

For the Three Months Ended December 31, 2002

	As Reported	TennCare Adjustment	Synagis Adjustment	Subtotal	Acquisition Expense (1)	Adjusted
Revenue						
Specialty	$ 50,409	$ -	$ (8,406)	$ 42,003	$ -	$ 42,003
PBM/Mail	$ 100,274	$ (34,823)	$ -	$ 65,451	$ -	$ 65,451
Total Revenue	$ 150,684	$ (34,823)	$ (8,406)	$ 107,454	$ -	$ 107,454
Cost of Revenue						
Specialty	$ 39,854	$ -	$ (7,784)	$ 32,070	$ -	$ 32,070
PBM/Mail	$ 91,672	$ (32,327)	$ -	$ 59,345	$ -	$ 59,345
Total Cost of Revenue	$ 131,526	$ (32,327)	$ (7,784)	$ 91,415	$ -	$ 91,415
Gross Profit						
Specialty	$ 10,555	$ -	$ (622)	$ 9,933	$ -	$ 9,933
GP%	20.9%					23.6%
PBM/Mail	$ 8,603	$ (2,497)	$ -	$ 6,106	$ -	$ 6,106
GP%	8.6%					5.7%
Total Gross Profit	$ 19,158	$ (2,497)	$ (622)	$ 16,039	$ -	$ 16,039
GP%	12.7%					14.9%
Selling, general & administrative expenses	$ 13,092	$ -	$ -	$ 13,092	$ -	$ 13,092
TennCare reserve expense	$ -	$ -	$ -	$ -	$ -	$ -
Amortization	$ 451	$ -	$ -	$ 451	$ -	$ 451
Income from operations	$ 5,614	$ (2,497)	$ (622)	$ 2,496	$ -	$ 2,496
Interest income (expense)	$ (137)	$ -	$ -	$ (137)	$ -	$ (137)
Income before taxes	$ 5,477	$ (2,497)	$ (622)	$ 2,538	$ -	$ 2,358
Taxes	$ 1,095	$ (499)	$ (124)	$ 472	$ -	$ 472
%	20%			20%	-	20%
Taxes adjusted to 40%	$ -	$ (499)	$ (124)	$ 472	$ -	$ 472
Net income	$ 4,382	$ (1,498)	$ (373)	$ 1,415	$ -	$ 1,415
Earnings per share (basic)	$ 0.19			$ 0.06		$ 0.06
Earnings per share (diluted)	$ 0.19			$ 0.06		$ 0.06

Statement of Operations Reconciliation between Non-GAAP and GAAP Measures

For the Twelve Months Ended December 31, 2003

	As Reported	TennCare Adjustment	Synagis Adjustment	Subtotal	Acquisition Expense (1)	Adjusted
Revenue						
Specialty	$ 193,243	$ -	$ (13,740)	$ 179,504	$ -	$ 179,504
PBM/Mail	$ 395,527	$ (67,814)	$ -	$ 327,712	$ -	$ 327,712
Total Revenue	$ 588,770	$ (67,814)	$ (13,740)	$ 507,216	$ -	$ 507,216
Cost of Revenue						
Specialty	$ 154,966	$ -	$ (12,833)	$ 142,133	$ -	$ 142,133
PBM/Mail	$ 365,283	$ (62,238)	$ -	$ 303,045	$ -	$ 303,045
Total Cost of Revenue	$ 520,249	$ (62,238)	$ (12,833)	$ 445,178	$ -	$ 445,178
Gross Profit						
Specialty	$ 38,278	$ -	$ (907)	$ 37,371	$ -	$ 37,371
GP%	19.8%					20.8%
PBM/Mail	$ 30,244	$ (5,577)	$ -	$ 24,667	$ -	$ 24,667
GP%	7.6%					7.5%
Total Gross Profit	$ 68,522	$ (5,577)	$ (907)	$ 62,038	$ -	$ 62,038
GP%	11.6%					12.2%
Selling, general & administrative expenses	$ 49,683	$ -	$ -	$ 49,683	$ (507)	$ 49,177
TennCare reserve expense	$ -	$ -	$ -	$ -	$ -	$ -
Amortization	$ 1,863	$ -	$ -	$ 1,863	$ -	$ 1,863
Income from operations	$ 16,975	$ (5,577)	$ (907)	$ 10,492	$ 507	$ 10,998
Interest income (expense)	$ (808)	$ -	$ -	$ (808)	$ -	$ (808)
Income before taxes	$ 16,167	$ (5,577)	$ (907)	$ 9,684	$ 507	$ 10,191
Taxes	$ 6,467	$ (2,231)	$ (363)	$ 3,873	$ 203	$ 4,076
%	40%	40%	40%	40%	40%	40%
Net income	$ 9,700	$ (3,346)	$ (544)	$ 5,810	$ 304	$ 6,114
Earnings per share (basic)	$ 0.44			$ 0.26		$ 0.28
Earnings per share (diluted)	$ 0.43			$ 0.26		$ 0.27

For the Twelve Months Ended December 31, 2002

	As Reported	TennCare Adjustment	Synagis Adjustment	Subtotal	Acquisition Expense (1)	Adjusted
Revenue						
Specialty	$ 169,503	$ -	$ (14,644)	$ 154,859	$ -	$ 154,859
PBM/Mail	$ 407,094	$ (140,190)	$ -	$ 266,903	$ -	$ 266,903
Total Revenue	$ 576,596	$ (140,190)	$ (14,644)	$ 421,762	$ -	$ 421,762
Cost of Revenue						
Specialty	$ 130,990	$ -	$ (13,561)	$ 117,430	$ -	$ 117,430
PBM/Mail	$ 375,008	$ (128,575)	$ -	$ 246,433	$ -	$ 246,433
Total Cost of Revenue	$ 505,998	$ (128,575)	$ (13,561)	$ 363,863	$ -	$ 363,863
Gross Profit						
Specialty	$ 38,513	$ -	$ (1,084)	$ 37,429	$ -	$ 37,429
GP%	22.7%					24.2%
PBM/Mail	$ 32,086	$ (11,616)	$ -	$ 20,470	$ -	$ 20,470
GP%	7.9%					7.7%
Total Gross Profit	$ 70,598	$ (11,616)	$ (1,084)	$ 57,899	$ -	$ 57,899
GP%	12.2%					13.7%
Selling, general & administrative expenses	$ 45,878	$ -	$ -	$ 45,878	$ -	$ 45,878
TennCare reserve expense	$ (851)	$ 851	$ -	$ -	$ -	$ -
Amortization	$ 1,424	$ -	$ -	$ 1,424	$ -	$ 1,424
Income from operations	$ 24,147	$ (12,467)	$ (1,084)	$ 10,597	$ -	$ 10,597
Interest income (expense)	$ (792)	$ -	$ -	$ (792)	$ -	$ (792)
Income before taxes	$ 23,355	$ (12,467)	$ (1,084)	$ 9,805	$ -	$ 9,805
Taxes	$ 4,671	$ (2,493)	$ (217)	$ 1,961	$ -	$ 1,961
%	20%	20%	20%	20%		20%
Taxes adjusted to 40%	$ -	$ (2,493)	$ (217)	$ 1,961	$ -	$ 1,961
Net income	$ 18,684	$ (7,480)	$ (650)	$ 5,883	$ -	$ 5,883
Earnings per share (basic)	$ 0.83			$ 0.26		$ 0.26
Earnings per share (diluted)	$ 0.79			$ 0.25		$ 0.25